
CONSOLIDATED STATEMENTS OF INCOME (1)                        U S WEST, INC.

                      (UNAUDITED)
                       Quarter Ended        Year Ended
                      December 31,    %    December 31,        %
In millions            1998   1997  Change   1998     1997   Change
--------------------- ----------------------------   ------- -------

OPERATING REVENUES
 Local service       $1,408 $ 1,277  10.3 $  5,525 $   5,016  10.1
 Interstate access      714     638  11.9    2,816     2,666   5.6
 Intrastate access      206     153  34.6      822       761   8.0
 Long-distance network  184     164  12.2      779       885 (12.0)
 Directory services     342     318   7.5    1,277     1,197   6.7
 Other services         350     272  28.7    1,159       954  21.5
                      ---------------      -------- --------
Total operating rev.  3,204   2,822  13.5   12,378    11,479   7.8
                      ---------------      -------- --------
OPERATING EXPENSES
 Employee-related     1,133   1,038   9.2    4,312     3,953   9.1
 Other operating        746     750  (0.5)   2,818     2,587   8.9
 Depreciation & amort   574     547   4.9    2,199     2,163   1.7
                      ---------------      -------- --------
Total operating exp.  2,453   2,335   5.1    9,329     8,703   7.2
                      ---------------      -------- --------

Operating income        751     487  54.2    3,049     2,776   9.8

Interest expense        165     101  63.4      543       405  34.1
Gains on sales of rural
 telephone exchanges      -       -     -        -        77     -
Gain on sale of
 investment in
 Bellcore                 -      53     -        -        53     -
Other expense            10      21 (52.4)      87        72  20.8
                      ---------------      -------- --------
Income before taxes
 and extraordinary
 item                   576     418  37.8    2,419     2,429  (0.4)
Income tax provision    208     150  38.7      911       902   1.0
                      ---------------      -------- --------
Income before
 extraordinary item     368     268  37.3    1,508     1,527  (1.2)
Extraordinary Item:
 Early extinguishment
 of debt - net of tax     -      -      -       -        (3)     -
                      ---------------      -------- --------
NET INCOME           $  368 $   268  37.3 $  1,508 $   1,524  (1.0)
                      ===============      ======== ========

<F1>
(1) The historical results presented reflect historical financial information as if the businesses that comprise New U S WEST operated as a separate entity for the periods presented. The effects of the Separation, including the assumption of indebtedness and the issuance of shares in connection with the Dex transaction, have been included in the historical results as of the Separation Date.